Exhibit 99.1

Investor Contact: Jeremy Skule +1.212.319.1253 jskule@mfglobal.com Media Contact: Diana DeSocio +1.212.589.6282 ddesocio@mfglobal.com

MF Global Reports Fiscal 2008 Second Quarter Results

- Net Revenues Up 35 Percent Year-over-Year to $436 Million

- Volume Growth of 57% Year-over-Year

NEW YORK, October 30, 2007 – MF Global Ltd. (NYSE: MF), the world’s leading broker of exchange-listed futures and options, today reported financial results for the second fiscal quarter 2008 ended September 30, 2007.

Revenues, net of interest and transaction-based expenses (net revenues), were $435.5 million, up 35 percent over the same period last year. On a GAAP basis, after one time costs of $144.3 million including IPO-related costs and a provision for litigation settlement, the company recorded a net loss of $90.6 million, or $0.78 per basic and diluted shares. Excluding these one time adjustments, net income grew 70 percent to $53.7 million, or $0.42 per adjusted diluted share, in the second fiscal quarter 2008 versus $31.6 million or $0.25 per adjusted diluted share in the same period last year.1

Adjusted net income adds back one time, non-recurring charges related to the reorganization, separation and IPO of MF Global from Man Group plc. These one time charges include taxes related to the IPO reorganization of $59.5 million, IPO-related costs of $20.8 million, loss on extinguishment of debt of $10.6 million and compensation expense related to accelerated vesting of Man Group stock awards of $9.5 million. Adjusted net income also adds back stock compensation expense related to IPO awards.

On a reported basis for the second fiscal quarter, pre-tax margin, or pre-tax loss divided by net revenues, was negative 12.0 percent. Adjusted pre-tax margin in the second fiscal quarter was 18.6 percent.

For the second fiscal quarter 2008, total volume was up 57 percent year-over-year to 544.7 million lots. Execution-only volume was up 52 percent to 156.7 million lots and cleared volume was up 59 percent to 388.0 million lots.

“Our market leadership, diversification and risk management expertise delivered an extraordinary quarter in terms of growth in revenues, volumes and adjusted net income,” said Kevin Davis, chief executive officer, MF Global. “While the unprecedented volatility that the market experienced this

[1]	Adjusted items are non-GAAP measures. For a reconciliation of non-GAAP measures used in this release with the comparable GAAP measures, please reference the information at the end of this release.

MF Global Ltd.

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summer may moderate, we are confident MF Global’s balanced business across customers, geographies, and markets will provide the foundation for continued strong growth well into the future.”

For the second fiscal quarter 2008, execution-only commissions were $136.2 million, up 45 percent year-over-year. Cleared commissions were $357.8 million and principal transactions were $112.6 million, a year-over-year increase of 26 percent and 97 percent, respectively.

“Our performance demonstrates the success of our growth strategy,” Mr. Davis continued. “We continue to expand our presence in high growth regions such as Asia Pacific, increase our leadership in retail, and uphold our track record as the industry’s leading consolidator.”

Interest income totaled $1.3 billion for second fiscal quarter 2008. Net interest income grew to $113.7 million, up 16 percent over the same period last year. Interest income is comprised of interest earned on client funds, interest received on margin accounts, interest received from collateralized financing arrangements, and interest earned from the investment of excess capital.

On a reported basis, compensation and employee benefits expense (excluding non-recurring IPO awards) was $252.0 million, or 57.9 percent of net revenues. On an adjusted basis, excluding $14.6 million of compensation expense related to the vesting of predecessor Man Group share awards, compensation and employee benefits was $237.4 million or 54.5 percent of net revenues. On a reported basis, non-compensation expense was $190.8 million. Adjusted non-compensation expense was $94.5 million, or 21.7 percent of net revenues.

“This quarter illustrates the benefits of scale inherent in MF Global’s business model,” said Amy Butte, chief financial officer, MF Global. “We manage the business on an annual basis. Our significant top line growth and disciplined expense management provides assurance in meeting our annual financial objectives and delivering long-term value to our shareholders.”

For the second fiscal quarter 2008, the company’s effective tax rate on ordinary operations was approximately 35.0 percent.

As of September 30, 2007, MF Global had $2.6 billion in cash and cash equivalents and $18.5 billion in client funds.

As of September 30, 2007, the company had $1.25 billion in equity and $2.65 billion in total capital. Capital represents shareholders’ equity plus bridge loan financing of $1.4 billion.

Fiscal 2008 YTD - Ended September 30, 2007

For the six months ended September 30, 2007, MF Global recorded net revenue of $809.9 million, up 19 percent versus 678.9 million for the same period last year.

Volumes for the first six months of fiscal 2008 were 1,015 million lots, up 38 percent versus the first half of fiscal 2007.

Adjusted pre-tax margin was 18.7 percent for the first half of fiscal 2008 versus 16.7 percent for the same period last year.

Net income on an adjusted basis grew approximately 33 percent to $99.8 million, or $0.78 per adjusted diluted share, in the first half of fiscal 2008.

Second Quarter Developments

PAAF Litigation. MF Global Ltd. is currently in active discussions to settle litigation against its U.S. operating company, MF Global Inc., brought by the Receiver Ad Litem for Philadelphia Alternative Asset Fund (“PAAF”) and related entities. As a result of these discussions, the company has recorded a litigation accrual of $69 million in its income statement. The company believes that these settlement and litigation costs are fully insured. Accounting standards dictate that the company cannot recognize insurance payments before they are received. Therefore, the company will record a credit upon receipt of insurance in a subsequent quarter.

MF Global believes that after expected insurance recoveries, the potential settlement will not be material to the company’s long-term performance.

These costs, which have been excluded from adjusted earnings, relate solely to the specific proceeding, are infrequent and unusual, result from unusual circumstances, and are not representative of our historical performance or indicative of our future performance.

A definitive settlement agreement is anticipated within the coming weeks. MF Global will obtain full releases and dismissal of the proceedings against it while admitting to no wrongdoing in this matter. Settlement of the case avoids the vagaries of a jury determination and the substantial cost of litigation.

BrokerOne Acquisition. Further advancing our strategy to grow in Asia Pacific, MF Global announced on September 28 that it acquired 100 percent of the share capital of BrokerOne Pty Ltd. As the largest online broker for retail clients and professional traders in Australia, the acquisition of the Sydney-based firm establishes MF Global as the number one broker by volume on the Sydney Futures Exchange. The transaction strengthens the balance of MF Global’s customers in the region between institutional, retail and professional trader segments.

Board of Director’s Appointments. MF Global also announced in September the election of Eileen Fusco, Lawrence Schloss and Robert Sloan to its Board of Directors. These appointments add significant independent business and financial services sector expertise to the MF Global Board, which now consists of eight directors, four of whom are independent.

Advertising Launch. MF Global formally launched its first corporate television and print advertising campaign as a new, independent entity. The campaign began in early October with print advertisements in leading financial news publications internationally and was augmented with a television commercial airing on business programs worldwide. The objective of the campaign is to build brand awareness for MF Global.

About MF Global Ltd.

MF Global Ltd., formerly Man Financial, is the leading broker of exchange-listed futures and options in the world. It provides execution and clearing services for exchange-traded and over-the-counter derivative products as well as for non-derivative foreign exchange products and securities in the cash market.

MF Global is uniquely diversified across products, trading markets, customers and regions. Its worldwide client base of more than 130,000 active accounts ranges from financial institutions, industrial groups, hedge funds and other asset managers to professional traders and private/retail clients.

MF Global operates in 12 countries on more than 70 exchanges, providing access to the largest and fastest growing financial markets in the world. It is the leader by volume on many of these markets and on a single day averages six million lots, more than most of the world’s largest derivatives exchanges.

With more than $2.6 billion in total capital, MF Global Ltd. is rated A3/BBB+/BBB+ by Moody’s, S&P and Fitch, respectively.

For more information, please visit www.mfglobal.com.

Forward-Looking Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including statements relating to the Company’s future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. We caution you not to place undue reliance on these forward-looking statements. We refer you to the Company’s filings with the Securities and Exchange Commission (SEC) for a description of the risks and uncertainties the Company faces. This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.mfglobal.com and on the SEC’s website at www.sec.gov.

(Tables Follow)

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MF Global

Consolidated Statements of Operations

(Dollars in thousands, except share data)

	Three months ended September 30,		Six months ended September 30,
	2007	2006	2007	2006
Revenues
Execution only commissions	$136,201	$94,171	$246,497	$192,232
Cleared commissions	357,821	284,822	716,494	612,825
Principal transactions	112,590	57,026	212,545	191,534
Interest income	1,258,362	849,163	2,250,590	1,471,368
Other	19,322	6,106	28,762	15,247

Total revenues	1,884,296	1,291,288	3,454,888	2,483,206

Interest and transaction-based expenses:
Interest expense	1,144,614	751,055	2,047,606	1,355,256
Execution and clearing fees	232,820	156,726	454,221	331,947
Sales commissions	71,358	60,476	143,154	117,151

Total interest and transaction-based expenses	1,448,792	968,257	2,644,981	1,804,354

Revenues, net of interest and transaction-based expenses	435,504	323,031	809,907	678,852

Expenses
Employee compensation and benefits (excluding non-recurring IPO awards)	252,039	183,704	467,417	415,188
Employee compensation related to non-recurring IPO awards	15,018	—	15,018	—
Communications and technology	28,412	25,410	55,059	48,674
Occupancy and equipment costs	8,748	9,464	17,311	17,116
Depreciation and amortization	13,053	11,553	25,436	21,833
Professional fees	17,501	9,741	31,973	18,173
General and other	26,825	28,315	44,844	42,126
PAAF legal settlement	69,000	—	69,000	—
IPO-related costs	26,489	7,447	47,241	7,447
Refco integration costs	742	1,828	2,069	15,795

Total other expenses	457,827	277,462	775,368	586,352

Gains on exchange seats and shares	10,946	5,511	74,247	14,094
Loss on extinguishment of debt	18,268	—	18,268	—
Interest on borrowings	22,448	11,299	31,140	21,913

Income/(loss) before provision for income taxes	(52,093)	39,781	59,378	84,681
Provision for income taxes	36,905	14,539	73,764	28,544
Minority interests in income of combined companies (net of tax)	1,270	270	2,213	768
Equity in earnings of uncombined companies (net of tax)	(324)	459	(1,096)	1,136

Net income/(loss)	$(90,592)	$25,431	$(17,695)	$56,505

Earnings per share:
Basic	$(0.78)	$0.25	$(0.16)	$0.54
Diluted	$(0.78)	$0.25	$(0.16)	$0.54
Weighted average number of common shares outstanding:
Basic	116,732,733	103,726,453	110,284,746	103,726,453
Diluted	116,732,733	103,726,453	110,284,746	103,726,453

MF Global

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	September 30, 2007	March 31, 2007
Assets
Cash and cash equivalents	$2,614,082	$1,733,098
Cash segregated under Federal and other regulations	5,767,589	4,373,496
Securities purchased under agreements to resell	28,674,816	19,056,287
Securities borrowed	3,166,893	4,843,281
Securities received as collateral	370,404	555,229
Securities owned, at fair value	14,268,169	13,598,979
Receivables:
Brokers, dealers and clearing organizations	8,270,424	6,185,144
Customers	1,239,264	801,643
Affiliates	10,839	12,004
Other	45,068	41,741
Memberships in exchanges, at cost	9,539	17,514
Furniture, equipment and leasehold improvements, net	52,565	45,756
Goodwill	58,618	35,767
Intangible assets, net	213,197	202,291
Other assets	291,320	168,042

TOTAL ASSETS	$65,052,789	$51,670,272

Liabilities and Shareholders’ Equity/ Equity
Short-term borrowings, including current portion of long-term borrowings	1,533,255	82,005
Securities sold under agreements to repurchase	24,688,668	16,874,222
Securities loaned	7,430,230	10,107,681
Obligation to return securities borrowed	370,404	555,229
Securities sold, not yet purchased, at fair value	6,655,503	3,378,462
Payables:
Brokers, dealers and clearing organizations	4,199,781	2,561,509
Customers	18,458,996	15,756,035
Affiliates	83,133	869,897
Accrued expenses and other liabilities	376,840	345,868
Long-term borrowings	64	594,622

TOTAL LIABILITIES	63,796,875	51,125,530

Commitments and contingencies
Minority interests in consolidated subsidiaries	8,265	6,973

SHAREHOLDERS’ EQUITY/ EQUITY
Preference shares, $1.00 par value per share; 200,000,000 shares authorized, no shares issued and outstanding	—
Common shares, $1.00 par value per share; 1,000,000,000 shares authorized, 119,671,781 shares issued and outstanding	119,631
Additional paid-in capital	1,217,911
Accumulated other comprehensive income (net of tax)	699
Retained earnings	(90,592)

TOTAL SHAREHOLDERS’ EQUITY/ EQUITY	1,247,649	537,769

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/ EQUITY	$65,052,789	$51,670,272

Non-GAAP Financial Measures

In addition to our combined financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures of our financial performance for the reasons described further below. The presentation of these measures is not intended to be considered in isolation from, as a substitute for or as superior to, the financial information prepared and presented in accordance with GAAP, and our presentation of these measures may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. The non-GAAP financial measures we use are (1) non-GAAP adjusted net income, which we refer to as “adjusted net income”, and (2) non-GAAP adjusted net income per adjusted diluted common shares. These non-GAAP financial measures currently exclude the following items from our statement of operations:

•	Refco integration costs

•	Gains on exchange memberships

•	IPO-related costs

•	Tax resulting from reorganization and separation

•	Settlement and curtailment of U.S. pension plan

•	Legal settlements

•	Loss on extinguishment of debt

•	Stock compensation charge related to vesting of predecessor Man Group plc awards

•	Stock compensation related to IPO awards

We do not believe that any of these items are representative of our future operating performance. Other than exchange membership gains and losses, these items reflect costs that were incurred for specific reasons outside of normal operations.

In addition, we may consider whether other significant non-operating or unusual items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use. The non-GAAP financial measures also take into account income tax adjustments with respect to the excluded items.

GAAP Reconciliation

The table below reconciles net income to adjusted net income (applying an assumed tax rate of 35% to the adjustments prior to the Reorganization and Separation), for the periods presented:

	For the three months ended September 30,		For the six months ended September 30,
	2007	2006	2007	2006
	(dollars in millions)
Net income/(loss) (unadjusted)	(90.6)	25.4	(17.7)	56.5
Add: Refco integration costs	0.5	1.2	1.4	10.3
Less: Exchange memberships gains	(6.4)	(3.6)	(47.6)	(9.3)
Add: IPO-related costs	20.8	4.9	34.3	4.8
Add: Tax from Reorganization and Separation	59.5	—	59.5	—
Add: Settlement and curtailment of U.S. pension plan	—	0.1	—	9.3
Add: Legal settlements	40.1	3.6	40.1	3.6
Add: Loss on extinguishment of debt	10.6	—	10.6	—
Add: Stock compensation charge on vesting of predecessor awards	9.4	—	9.4	—
Add: Stock compensation charge on IPO awards	9.8	—	9.8	—

Adjusted net income	53.7	31.6	99.8	75.2

Adjusted diluted shares outstanding (in millions) (1)	127.1	127.0	127.1	127.0

(1)

We believe it is meaningful to investors to present adjusted net income per adjusted diluted common share. Common shares outstanding are adjusted at September 30, 2007 to add back shares underlying an additional 7,468,530 restricted share units granted as part of the IPO Awards that are not considered dilutive under U.S. GAAP and therefore not included in diluted common shares outstanding. As of September 30, 2007, our adjusted diluted shares outstanding are 127.1 million, subject to increase to reflect our grant of additional awards after the pricing of the initial public offering. Since we expect to add back the expenses associated with these awards in determining our adjusted net income in future periods, we believe it is more meaningful to investors to calculate adjusted net income per common share based on adjusted diluted shares outstanding. We believe that this presentation is meaningful because it demonstrates the dilution that investors will experience at the end of the three-year vesting period of these awards.

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